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                                                                 EXHIBIT 10.14.1


                       SECOND AMENDMENT TO LOAN AGREEMENT

     THIS SECOND AMENDMENT TO LOAN AGREEMENT made this 19th day of March, 2002 is to that certain Loan Agreement dated October 6, 2000 as amended by that Renewal Agreement dated July 17, 2001, and that First Amendment to Loan Agreement dated as of December 19, 2001, (as amended, the "Loan Agreement") by and between LIPOSCIENCE, INC. formerly known as LIPOMED, INC., a Delaware corporation (the "Borrower") and FIRST UNION NATIONAL BANK, a national banking association with offices in Raleigh, North Carolina, (the "Bank").

     RECITALS:

     A. The Bank and the Borrower entered into the Loan Agreement providing for a loan to the Borrower evidenced by a Promissory Note dated October 6, 2000 in the principal amount of $2,000,000.00, as renewed by that Renewal Agreement dated July 17, 2001, as amended by Modification and Estoppel Agreement dated February 19, 2001 and as further amended and restated by that Amended, Restated and Substituted Promissory Note in the principal amount of $5,000,000.00 dated of even date herewith (the "Note") and secured by a Security Agreement dated October 6, 2000, as amended by First Amendment to Security Agreement dated as of December 19, 2001 and Second Amendment to Security Agreement dated of even date herewith (as amended, the "Security Agreement").

     B. The Borrower has requested that the Bank increase the amount of the Loan and decrease the interest rate accruing on the Loan.

     C. The Bank has agreed to the Borrower's request upon the condition that the Loan Agreement be amended as provided herein.

     NOW, THEREFORE, the parties agree that the Loan Agreement is amended as follows:

     1. All references in the Loan Agreement to the loan amount are hereby modified to reflect that the Loan amount is $5,000,000.00 rather than $2,000,000.00.

     2. That Section in the Loan Agreement entitled "Loan" is hereby modified to provide that Bank shall have no obligation to make a disbursement following June 30, 2003 unless Bank agrees otherwise in writing in its sole discretion.

     3. That Section of the Loan Agreement entitled "Maturity Date" is hereby revised in its entirety as follows:

         MATURITY DATE. The principal balance of the Loan, plus all accrued interest, shall be due and payable on or before June 30, 2003.

     4. That Section of the Loan Agreement entitled "Financial Covenants" is hereby amended as follows:


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          a) The covenant requiring Borrower to maintain a specified amount in liquid assets is hereby deleted.

          b) The following covenants are hereby added:

               i) CURRENT RATIO. Borrower shall, at all times, maintain a Current Ratio of not less than 2.00 to 1.00. "Current Ratio" shall mean the ratio of Current Assets to Current Liabilities. "Current Assets" and "Current Liabilities" shall mean all assets and liabilities which are so classified in accordance with generally accepted accounting principles applied on a consistent basis.

               ii) TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. Borrower shall at all times, maintain a ratio of Total Liabilities to Tangible Net Worth of not more than 1.00 to 1.00. "Total Liabilities" shall mean all liabilities of Borrower, including debt fully subordinated to Bank, capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis. "Tangible Net Worth" shall mean total assets minus Total Liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names, shall be subtracted from total assets.

     5. A new paragraph is hereby added to the Loan Agreement which shall read in its entirety as follows:

     AVAILABILITY FEE. Borrower shall pay to the Bank on the fifteenth day of each of January, April, July and October an Availability Fee equal to one-fourth of one percent (.25%) multiplied times the average daily unused available credit under the Note and the Loan Agreement for the preceding calendar quarter. In the event that this fee is calculated over a period which is less than an entire quarter, such fee shall be prorated over that portion of the quarter for which the fee is applicable.

     6. Schedule A to the Loan Agreement is hereby deleted in its entirety and
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Schedule A to this Second Amendment is hereby substituted in lieu thereof.
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     7. The Borrower hereby agrees to pay all pre- and post-closing expenses incurred by the Bank or the Borrower in connection with this modification, including legal fees in a reasonable amount incurred by the Bank in connection with the modification of the Loan and the enforcement of the Bank's rights under the Loan Documents, in an amount not to exceed $5,000 (including any amounts payable in respect of Borrower's preexisting obligation to pay Bank's

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legal expenses in connection with previous modifications). Any such amounts paid initially by the Bank shall be reimbursed to the Bank upon demand.

     8. Borrower represents and confirms to Bank that (i) to the best of its knowledge there are no defenses, set-offs, counterclaims, actions or equities in favor of Borrower to or against the enforcement of the Note or Loan Agreement or Security Agreement; (ii) there are no agreements, oral or otherwise, that have been made by any of Bank's employees, agents, officers or directors to further extend the Note; (iii) to the best of its knowledge Bank has in no way defaulted or performed any act or omission which would give rise to any actions, causes of action, suits, damages, claims, expenses or demands, at law or in equity by Borrower, against Bank; (iv) except as set forth on Exhibit A there have been no
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changes in the organizational documents of Borrower since the date of the original loan closing, and Borrower and the president of Borrower, on behalf of Borrower, are duly authorized to enter into this First Amendment to Loan Agreement and to the transactions contemplated therein; and (v) Borrower is not aware of any claim, action, suit, demand, cost, expense or liability of any kind of or against Bank, relating in any way to the making of the loan or the administration thereof or the communications and business dealings between Bank and Borrower through the date hereof.

     9. Borrower hereby represents and warrants to the best of its knowledge that it is in compliance with all covenants and agreements contained in the Loan Agreement and that, to the best of its knowledge, all representations contained therein are true and accurate as of the date of this Second Amendment.

     10. Borrower further represents and warrants that the Borrower is not in default under the terms of any Loan Documents executed in connection with the Loan.

     11. Except as hereby modified, the Loan Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties have duly executed this Second Amendment to Loan Agreement under seal as of the day and year first above written.

                                          LIPOSCIENCE, INC., formerly known as
                                          LipoMed, Inc.

                                          By:       /s/ F. Ronald Stanton
                                             -----------------------------------
                                                F. Ronald Stanton, President


                                          FIRST UNION NATIONAL BANK

                                          By:      /s/ C. Douglass Riddle
                                             -----------------------------------
                                          Title: C. Douglass Riddle, Senior Vice
                                                --------------------------------
                                          President
                                          ---------

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                                   SCHEDULE A
                     TO SECURITY AGREEMENT / LOAN AGREEMENT

Existing Liens, Encumbrances:

1. Certain equipment used in connection with the Debtor's business and located (or to be located) at the Debtor's facility are subject to a security agreement and lien in favor of Oxford Venture Finance, LLC ("Oxford") and GE Capital Corporation pursuant to the terms of a Master Loan and Security Agreement dated September 27, 2000 between Debtor and Oxford (the "Master Loan Agreement"). The equipment financed under the Master Loan Agreement will be owned by Debtor and subject to a first priority lien in favor of Oxford. Debtor has currently financed $1,268,008 in equipment under this facility and has the right to finance up to $3,000,000 of equipment under the terms of this agreement. UCC financings statements have been filed in connection with each equipment loan advance made to date.

2. Debtor has pledged Certificate of Deposit Accounts maintained at Centura Bank in the aggregate amount of $135,000 as collateral to secure Debtor's obligations under Lease Agreements dated April 8, 1998, July 16, 1998 and March 29, 1999, respectively, between Debtor and Centura Bank. Centura Bank has filed UCC financing statements on the equipment leased under these agreements.

3. Debtor has entered into several equipment lease agreements for office and related equipment used in its business, pursuant to which the Lessors have filed UCC financing statements covering the leased equipment.

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                                    EXHIBIT A
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                      TO SECOND AMENDMENT TO LOAN AGREEMENT

Changes in the Organizational Documents of Borrower since the date of the
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original loan closing:
----------------------

      o Amendment to Bylaws, effective September 4, 2001 (providing for the creation of the office of Chairman of the Board)

      o Certificate of Designation, filed December 22, 2000 (providing for the creation of Series D Preferred Stock and setting forth the powers, preferences and rights of such series of Preferred Stock)

      o Certificate of Increase, filed January 22, 2001 (increasing the number of shares of Series D Preferred Stock authorized for issuance)

      o Certificate of Amendment, filed August 8, 2001 (amending the Series D Certificate of Designation to increase the number of shares that the Corporation may issue to employees, directors or consultants pursuant to a stock grant, stock option plan, stock purchase plan or other stock arrangement approved by the Board and to allow for the issuance of warrants to purchase Common Stock to the holders of Series D Preferred Stock, in either case without triggering the price protection rights granted to holders of Series D Preferred Stock)

      o Certificate of Amendment, filed August 22, 2001 (amending the Certificate of Incorporation to increase the number of shares of capital stock of the Corporation to accommodate a 1-for-1.5 stock split of the Corporation's Common Stock)

      o Certificate of Amendment, filed January 31, 2002 (changing the name of the Corporation to LipoScience, Inc.)

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